As filed with the Securities and Exchange Commission on November 4, 1997

                                        Registration No.  333-38893

               ___________________________________
                SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C.  20549

                         AMENDMENT NO. 1
               ___________________________________
                                To
                             FORM S-3
                      REGISTRATION STATEMENT
                              Under
                    The Securities Act of 1933
                    __________________________
                      C&D TECHNOLOGIES, INC.
      (Exact name of registrant as specified in its charter)
                    __________________________

          Delaware                       13-3314599
    (State of Incorporation)  (I.R.S. Employer Identification No.)

                     1400 Union Meeting Road
                  Blue Bell, Pennsylvania 19422
                          (215) 619-2700
(Address, including zip code, and telephone number, including area code, of principal executive offices)

                         Mr. Alfred Weber
          Chairman of the Board, CEO, COO and President
                      C&D TECHNOLOGIES, INC.
                     1400 Union Meeting Road
                  Blue Bell, Pennsylvania 19422
                          (215) 619-2700
    (Name, address, and telephone number of agent for service)
               ___________________________________
                             Copy to:
                   Steven L. Kirshenbaum, Esq.
                        Proskauer Rose LLP
                          1585 Broadway
                        New York, NY 10036
                          (212) 969-3000
               ___________________________________
    Approximate date of commencement of proposed sale to public: As soon as practicable after the Registration Statement has been declared effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. []

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

               ___________________________________

    The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

    This Amendment No. 1 amends and restates the Registration Statement on Form S-3, No. 333-38893, filed with the Commission on October 28, 1997, by C&D TECHNOLOGIES, INC., a Delaware corporation (the "Company"), relating to the offering of the Company's Common Stock. Terms not otherwise defined herein shall have the meanings given to them in the Registration Statement.

    The purpose of this Amendment No. 1 is to amend Item 14 and file certain exhibits to the Registration Statement.

Part II.  INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14:   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


    The following is an itemized list of expenses (all but the registration fee are estimates) of the Company in connection with the issuance and sale of the Common Stock being registered.

Registration Fee                             $ 9,252.12

Legal                                        $15,000.00

Accounting                                   $10,000.00

Miscellaneous                                $ 1,500.00
                                             __________
                                             $35,752.12
                                             __________
                                             __________


Item 15:    INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Under section 145 of the Delaware General Corporation Law, a corporation may indemnify its directors, officers, employees and agents against judgments, fines, amounts paid in settlement, and reasonable costs, expenses and counsel fees paid or incurred in connection with any proceeding, other than an action by or in the right of the corporation, to which such director, officer, employee or agent or his legal representative may be a party, provided such director, officer, employee or agent shall have acted in good faith and shall have reasonably believed (a) in the case of a civil proceeding, that his conduct was in or not opposed to the best interests of the corporation, and
(b) in the case of a criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. In connection with an action by or in the right of the corporation against a director, officer, employee or agent, the corporation has the power to indemnify such director, officer, employee or agent for reasonable expenses incurred in connection with such suit (a) if such person acted in good faith and in a manner he reasonably believed was not opposed to the best interest of the corporation and (b) if found liable to the corporation, only if ordered by a court of law. Section 145 also provides that such section is not exclusive of any other indemnification rights granted by the corporation to directors, officers, employees or agents. The Company's Restated Certificate of Incorporation provides that the Company shall, to the fullest extent permitted by law, indemnify all persons who it may indemnify pursuant thereto.

    In addition, the Company's Restated Certificate of Incorporation contains a provision eliminating the liability of a director to the Company or its stockholders for breach of fiduciary duty as a director, other than liability (i) for breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct of a knowing violation of law, (iii) under
Section 174 of the Delaware General Corporation Law, (iv) for any transaction from which the director derived an improper personal benefit or (v) for any act or omission occurring prior to December 29, 1986.

    The Company's Bylaws provide that the Company shall, to the fullest extent permitted by law, indemnify any person, the heirs, executors or administrators of such person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action suit or proceeding (brought by or in the right of the Company or otherwise), whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against all expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding. In addition, the Company may, in the discretion of the Board of Directors, pay expenses incurred in defending any action, suit or proceeding in advance of the final disposition of such action, suit, or proceeding. The Company may also purchase or maintain insurance on behalf of any person described in the foregoing section of the Bylaws against any liability asserted against him, whether or not the Company would have the power to indemnify him against such liability by law. Furthermore, the Bylaws provide that the indemnification provided for therein shall not be deemed exclusive of any other rights to indemnification to which those seeking indemnification may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

    The Company maintains directors and officers liability insurance policies, insuring, with certain exceptions and conditions, the Company's directors and officers in their capacity as such against liability with respect to certain specified proceedings. In addition to covering directors and officers of the Company, the policies also insure the Company against amounts paid by it to indemnify directors and officers.

Item 16:  EXHIBITS

EXHIBIT
NUMBER    DESCRIPTION                        LOCATION

4.3       Form of Certificate for       Incorporated by reference
          Common Stock                  to Exhibit 4.1 to the
                                        Company's Registration
                                        Statement on Form S-1, No.
                                        33-10889

5         Opinion of Proskauer Rose     Filed herewith
          LLP

23.2      Consent of Proskauer Rose     Included in Exhibit 5
          LLP

24        Power of attorney             Included in Registration
                                        Statement on page II-5


Item 17:  UNDERTAKINGS

A.  To Update Annually

    C&D TECHNOLOGIES, INC., the undersigned registrant (the "Registrant") hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the 1934 Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

B.  Indemnification

    Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

C.  To File Post-Effective Amendments, As May Be Required

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i)       To include any prospectus required by
                    Section 10(a)(3) of the 1933 Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the by the Registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

D.  Incorporated Annual and Quarterly Reports

    The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information to be presented by Article 3 of Regulation S-X are to set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                            SIGNATURES

     Pursuant to the requirements of the 1933 Act, C&D TECHNOLOGIES, INC., the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Blue Bell, State of Pennsylvania, on the 4th day of November, 1997.

                                        C&D TECHNOLOGIES, INC.

                                        By:  /s/ Alfred Weber
                                             Alfred Weber,
                                             Chairman of the Board,
                                             Chief Executive Officer,
                                             Chief Operating Officer
                                             and President

     Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature           Title                              Date

/s/ Alfred Weber    Director, Chairman of the Board,   November 4, 1997
Alfred Weber        Chief Executive Officer, Chief
                    Operating Officer and President
                    (Principal Executive Officer)

     *              Vice President-Finance             November 4, 1997
__________________  (Principal Financial Officer
Stephen E. Markert, Jr.  and Principal Accounting
                    Officer)


     *              Director                           November 4, 1997
__________________
Kevin P. Dowd

     *              Director                           November 4, 1997
__________________
Glenn M. Feit

     *              Director                           November 4, 1997
___________________
William Harral, III

     *              Director                           November 4, 1997
__________________
Warren A. Law

     *              Director                           November 4, 1997
__________________
Alan G. Lutz

     *              Director                           November 4, 1997
__________________
John A. H. Shober

*By /s/ Alfred Weber                                   November 4, 1997
     Alfred Weber
     Attorney-in-fact

Index to Exhibits


Exhibit
Number         Description                             Page No.

4.3       Form of Certificate for Common Stock
          (Incorporated by reference to Exhibit
          4.1 to the Company's Registration
          Statement on Form S-1, No. 33-10889)

5         Opinion of Proskauer Rose LLP

23.2      Consent of Proskauer Rose LLP
          (Included in Exhibit 5)

24        Power of attorney